UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2013

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On June 25, 2013, PPL Corporation ("PPL") issued a press release announcing that, on July 1, 2013 at 8:30 a.m. Eastern time, William H. Spence, PPL chairman, president and chief executive officer, together with other members of PPL's executive management team, will conduct a webcast conference call with financial analysts to present information about the business plans ("Business Plans") that PPL's four Western Power Distribution subsidiaries ("WPD subsidiaries") will file on July 1, 2013 with the Office of Gas and Electric Markets ("Ofgem").  Ofgem regulates transmission, distribution and wholesale sales of electricity and related matters in the United Kingdom, and the Business Plans are being filed in connection with the price control review process ("RIIO-ED1") that will establish the revenues eligible to be earned by electricity distribution networks in the United Kingdom for the eight-year period that commences on April 1, 2015.  Copies of the Business Plans and other information related to the RIIO-ED1 process are available at PPL's website under the headings: Investors/Research Tools/UK regulatory review (www.pplweb.com/investors/research-tools/uk-regulatory-review).

The Business Plans assume receipt of incentive revenue awards that are available under the RIIO-ED1 regulatory framework, including having the Business Plans be determined by Ofgem to be "fast-tracked."  Fast-tracked businesses receive early Ofgem approval (March 2014) and an incentive award equal to two and one-half percent of  the business's annual total expenditures, which in the case of the WPD subsidiaries would be approximately $35 million annually.  Also under RIIO-ED1, additional opportunities to earn incentive awards, or to be assessed penalties, are incorporated into the rate recovery structure for performance related to cost of services and reliability over the eight-year regulatory period.

During the presentation, based upon assumptions related to exchange rates, inflation rates, cost of capital, achievement of business plan targets, receipt of certain Ofgem regulatory approvals and other matters, PPL's executive officers will present projected earnings for PPL's U.K. Regulated Segment and provide other forward-looking information for each of the 2013 through 2016 fiscal years.  Such projections and forward looking information are presented principally to demonstrate how the U.K. Regulated Segment intends to operate under the RIIO-ED1 regulatory regime.  There can be no assurance that the underlying assumptions or projected outcomes will be consistent with actual results.

A copy of PPL's press release announcing the webcast conference call is furnished herewith as Exhibit 99.1, and a copy of the slides to be used in connection with the conference call presentation are furnished herewith as Exhibit 99.2.  A copy of PPL's July 1, 2013 press release announcing the filing of the Business Plans by the WPD subsidiaries is furnished herewith as Exhibit 99.3.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	99.1 -	Press Release, dated June 25, 2013, announcing PPL's July 1, 2013 webcast conference call with financial analysts regarding U.K. subsidiary price control review process.
	99.2 -	Slides to be used on the July 1, 2013 webcast among members of PPL's senior management and financial analysts.
	99.3 -	Press Release, dated July 1, 2013, announcing the filing of Business Plans by the WPD subsidiaries with Ofgem.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

Dated:  July 1, 2013